SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. |_|)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the Appropriate Box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12

                (Name of Registrant as Specified in Its Charter)

                                Sun Bancorp, Inc.
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                        [LETTERHEAD OF SUN BANCORP, INC.]

                                 March 21, 2003

Dear Fellow Shareholders of Sun Bancorp, Inc.:

      On behalf of the corporation's Board of Directors, we are pleased to invite you to attend Sun Bancorp, Inc.'s Annual Meeting of Shareholders to be held on Thursday, April 24, 2003 at 10:30 a.m., Eastern Time. The location of the annual meeting is the Susquehanna Valley Country Club, Hummels Wharf, Pennsylvania. At the annual meeting, you will have the opportunity to ask questions and to make comments. Enclosed with the proxy statement and notice of meeting is your proxy and Sun Bancorp, Inc.'s 2002 Annual Report to Shareholders.

      The principal business of the meeting is to: elect three Directors to serve a term of three (3) years, to approve and adopt an amendment to the Articles of Incorporation, to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the current fiscal year, and to transact any other business that is properly presented at the annual meeting. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.

      You are also cordially invited to the shareholders' luncheon that will be served promptly after the close of the Annual Meeting. Should you desire to stay for lunch, please complete and return the accompanying RSVP postcard by April 14, 2003 to Sun Bancorp, Inc. at 155 North 15th Street, Lewisburg, Pennsylvania 17837. The RSVP card has a designated area for questions you would like to have addressed at the Annual Meeting.

      I am delighted that you have invested in Sun Bancorp, Inc., and I hope that, whether or not you plan to attend the annual meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided. The prompt return of your proxy will save Sun Bancorp, Inc. expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

      I look forward to seeing you on April 24, 2003, at the corporation's annual meeting.

                                        Sincerely,


      /s/ Robert A. Hormell             /s/ Robert J. McCormack
      Chairman of the Board             President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              OF SUN BANCORP, INC.
                          TO BE HELD ON APRIL 24, 2003

TO THE SHAREHOLDERS:

      NOTICE IS HEREBY GIVEN that Sun Bancorp, Inc. will hold its Annual Meeting of Shareholders on Thursday, April 24, 2003, at 10:30 a.m., Eastern Time, at the Susquehanna Valley Country Club, Hummels Wharf, Pennsylvania, to consider and vote upon the following proposals:

1. To elect three individuals as Directors to serve a three (3) year term and until their successors are elected and qualified;

2. To approve and adopt an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock and to authorize the corporation to issue preferred stock;

3. To ratify the selection of PricewaterhouseCoopers LLP as the corporation's independent accountants for the year ending December 31, 2003; and

4.    To transact any other business properly presented at the annual meeting.

      Shareholders of record as of March 7, 2003 are entitled to notice of the meeting and may vote at the annual meeting, either in person or by proxy.

      Management welcomes your attendance at the annual meeting. Whether or not you expect to attend the annual meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save the corporation expenses involved in further communications. Even if you return a proxy, you may vote in person if you give written notice to the Secretary of the corporation and attend the annual meeting. Returning your proxy will ensure that your shares will be voted in accordance with your wishes and that the presence of a quorum will be assured.

      We enclose, among other things, a copy of the 2002 Annual Report of Sun Bancorp, Inc.

                                        By Order of the Board of Directors,


                                        /s/ Robert J. McCormack
                                        President and Chief Executive Officer

Lewisburg, Pennsylvania
March 21, 2003

                             YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                                SUN BANCORP, INC.
                              155 NORTH 15th STREET
                               LEWISBURG, PA 17837

                           NASDAQ TRADING SYMBOL: SUBI

                                 PROXY STATEMENT
                       2003 ANNUAL MEETING OF SHAREHOLDERS
                          To be held on April 24, 2003

                Mailed to Shareholders on or about March 21, 2003

                                Table of Contents

GENERAL INFORMATION ....................................................................   1
           Date, Time and Place of the Annual Meeting ..................................   1
           Description of Sun Bancorp, Inc. ............................................   1
           Purpose of the Meeting ......................................................   2
VOTING PROCEDURES ......................................................................   2
           Solicitation and Voting of Proxies ..........................................   2
           Quorum and Vote Required For Approval .......................................   3
           Revocability of Proxy .......................................................   4
           Methods of Voting ...........................................................   4
           Householding of Annual Report, Proxy Statement or Information Statement .....   5
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS ..............................................   5
           Governance ..................................................................   5
           Directors and Executive Officers of Sun Bancorp, Inc. .......................   5
           Committees and Meetings of the Corporation's Board of Directors .............   7
           Compensation of the Boards of Directors .....................................   8
AUDIT COMMITTEE REPORT .................................................................   8
BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION ....................................  10
           Compensation Committee Report ...............................................  10
AUDIT COMMITTEE AND COMPENSATION
           COMMITTEE INTERLOCKS AND ....................................................  11
INSIDER PARTICIPATION ..................................................................  11
EXECUTIVE COMPENSATION .................................................................  11
SUMMARY COMPENSATION TABLE .............................................................  11
           Qualified Stock Options .....................................................  12
OPTIONS/SAR GRANTS IN LAST FISCAL YEAR .................................................  13
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
           AND FY-END OPTION/SAR VALUES ................................................  14
EQUITY COMPENSATION PLAN TABLE .........................................................  14
           1998 Stock Incentive Plan ...................................................  15
           1998 Independent Directors Stock Option Plan ................................  15
           Sun Defined Contribution Plan ...............................................  16
           Sun 401(k) Plan .............................................................  16
           Supplemental Income Plan ....................................................  17
           Employment Contracts with Change of Control Provision .......................  18
           Change of Control Agreement .................................................  20
           Severance Agreements ........................................................  21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .........................................  21
ELECTION OF DIRECTORS ..................................................................  21
           Qualification and Nomination of Directors ...................................  21
INFORMATION AS TO NOMINEES AND DIRECTORS ...............................................  22
ADDITIONAL INFORMATION REGARDING THE CORPORATION'S EXECUTIVE
           OFFICERS ....................................................................  25

BENEFICIAL OWNERSHIP OF SUN BANCORP, INC.'S STOCK OWNED BY
           PRINCIPAL OWNERS AND MANAGEMENT .............................................  27
           Principal Shareholders ......................................................  27
           Share Ownership by the Directors, Officers and Nominees .....................  28
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ................................  30
CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS
           ON ACCOUNTING AND FINANCIAL DISCLOSURE ......................................  30
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING ..........................................  31
PERFORMANCE GRAPH ......................................................................  32
PROPOSALS ..............................................................................  33
1.         ELECTION OF THREE DIRECTORS .................................................  33
2.         PROPOSAL TO AMEND AND RESTATE SUN BANCORP, INC.'S ARTICLES OF
           INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON
           STOCK AND TO AUTHORIZE ISSUANCE OF PREFERRED STOCK ..........................  33
3.         RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS ........................  36
4.         OTHER MATTERS THAT MAY COME BEFORE
           THE ANNUAL MEETING ..........................................................  36
LEGAL PROCEEDINGS ......................................................................  36
ANNUAL REPORT ..........................................................................  37
ADDITIONAL INFORMATION .................................................................  37

Appendix A - SUN BANCORP, INC. AMENDED AND RESTATED ARTICLES OF
           INCORPORATION ............................................................... A-1

                                 PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                                SUN BANCORP, INC.
                          TO BE HELD ON APRIL 24, 2003

                               GENERAL INFORMATION

Date, Time and Place of the Annual Meeting

      Sun Bancorp, Inc., a Pennsylvania business corporation and registered bank holding company, is furnishing this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the corporation's annual meeting of shareholders. The annual meeting will be held at the Susquehanna Valley Country Club, Hummels Wharf, Pennsylvania on Thursday, April 24, 2003.

      The corporation's principal executive office is located at 155 North 15th Street, Lewisburg, Pennsylvania 17837. The corporation's telephone number is
(570) 523-4300. All inquiries regarding the annual meeting should be directed to Robert J. McCormack, President and Chief Executive Officer of Sun Bancorp, Inc.

Description of Sun Bancorp, Inc.

      Sun Bancorp, Inc. was incorporated on November 26, 1982 under Pennsylvania law and is a one-bank holding company under the Bank Holding Company Act of 1956. On March 3, 2003, the corporation became a Financial Holding Company pursuant to Gramm-Leach-Bliley Financial Modernization Law. The corporation currently has four wholly-owned subsidiaries: SunBank, Beacon Life Insurance Company, Sun Statutory Trust I, and SUBI Investment Company. Sun is also a 30% owner of Sun Abstract and Settlement Services, LLC.

      Included with this proxy statement is a copy of the corporation's annual report to shareholders for the fiscal year ended December 31, 2002. You may obtain a copy of the corporation's annual report for the 2001 fiscal year at no cost by contacting the Chief Financial Officer, Sun Bancorp, Inc., 155 North 15th Street, Lewisburg, Pennsylvania 17837, or by calling (570) 523-4300.

      We have not authorized anyone to provide you with information about the corporation; therefore, you should rely only on the information contained in this document or in documents to which we refer. Although we believe we have provided you with all the information you will need to vote, events may occur at Sun Bancorp, Inc. subsequent to printing this proxy statement that might affect your decision or the value of your stock.

Purpose of the Meeting

      At the annual meeting, holders of Sun common stock will be asked to:

      o elect three individuals as Directors to serve a 3 year term and until their successors are elected and qualified;

      o approve and adopt an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock and to permit the corporation to issue preferred stock;

      o ratify the selection of PricewaterhouseCoopers LLP as the corporation's independent accountants for the year ending December 31, 2003; and

      o transact any other business properly presented at the annual meeting.

                                VOTING PROCEDURES

Solicitation and Voting of Proxies

      The Board of Directors solicits this proxy for use at the corporation's 2003 annual meeting of shareholders. The corporation's directors, officers and other employees may solicit proxies in person or by telephone, facsimile, telegraph or mail, but only for use at the annual meeting. The corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the corporation sends to its shareholders. Sun Bancorp, Inc. will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the shareholders. The corporation will reimburse these persons for their reasonable forwarding expenses.

      Only shareholders of record as of the close of business on Friday, March 7, 2003, the record date, may vote at the annual meeting. The corporation's records show that, as of the record date, approximately 7,162,799 shares of the corporation's common stock were issued and outstanding. On all matters to come before the annual meeting, shareholders may cast one vote for each share. Cumulative voting rights do not exist with respect to the election of directors. See "Principal Shareholders" on page 27 for a list of the persons known by the corporation to be the beneficial owner of 5% or more of the corporation's issued and outstanding common stock as of the record date.

      Proxy holders will vote shares represented by proxies on the accompanying proxy, if properly signed and returned, in accordance with the instructions of the shareholders. Any proxy not specifying to the contrary will be voted FOR:

            o the election of the nominees for director identified in this Proxy Statement;

            o the amendment and restatement of Article 6 of the Articles of Incorporation; and

            o the ratification of the selection of independent accountants for the year ending December 31, 2003.

      Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the corporation's management.

      Sun Bancorp, Inc.'s Board of Directors proposes to mail this proxy statement to the corporation's shareholders on or about March 21, 2003.

Quorum and Vote Required For Approval

      Sun Bancorp, Inc.'s Articles of Incorporation authorize the corporation to issue up to 20,000,000 shares of common stock with no par value.

      At the close of business on March 7, 2003, the corporation had 7,162,799 shares of common stock issued and outstanding. The corporation's common stock is the only issued and outstanding class of stock.

      In order to hold the annual meeting, a "quorum" of shareholders must be present. Under Pennsylvania law and the corporation's Bylaws, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote, meaning a majority of the number of shares outstanding on the voting record date, is required to constitute a quorum for the transaction of business at the meeting. The proxy holders will count votes withheld and abstentions when determining the presence of a quorum. However, the proxy holders will not count broker non-votes when determining the presence of a quorum for the particular matter as to which the broker withheld authority.

      Assuming the presence of a quorum, the affirmative vote of a majority of the number of shares that constitutes a quorum for the transaction of business at the annual meeting is required to elect the director nominees. The proxy holders will not cast votes for or against any nominee where the broker withheld authority. Cumulative voting rights do not exist for the election of directors. Each share of common stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns 10 shares of common stock, he or she may cast up to 10 votes for each of the Director nominees.

      Assuming the presence of a quorum, the affirmative vote of at least 66 2/3 percent of all of the issued and outstanding shares entitled to vote in the election of Directors is required to adopt the amendment and restatement of
Article 6 of the Articles of Incorporation. In addition, provided that a quorum is present, the affirmative vote of a majority of the number of shares that constitutes a quorum for the transaction of business at the annual meeting is required to ratify the selection of independent accountants. Abstentions and broker non-votes do not constitute "votes cast" and, therefore, do not count either FOR or AGAINST ratification. However, abstentions and broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

Revocability of Proxy

      Shareholders who sign proxies may revoke them at any time before they are voted by:

      o delivering written notice of the revocation or delivering a properly executed later-dated proxy to Thomas W. Bixler, Secretary, Sun Bancorp, Inc at 155 North 15th Street, Lewisburg, Pennsylvania 17837 or by mailing the notice or proxy to Thomas W. Bixler, Secretary of Sun Bancorp, Inc. at 155 North 15th Street, Lewisburg, Pennsylvania 17837; or

      o attending the meeting and voting in person after giving written notice to the Secretary, Sun Bancorp, Inc.

      You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please call Thomas W. Bixler, Secretary, at (570) 523-4300.

Methods of Voting

      Voting by Proxy

      o     Mark your selections.

      o Date your proxy and sign your name exactly as it appears on your proxy.

      o Mail the proxy to Registrar & Transfer Company in the enclosed postage-paid envelope.

      Voting in Person

      o     Attend the annual meeting and show proof of eligibility to vote.

      o     Obtain a ballot.

      o     Mark your selections.

      o Date your ballot and sign your name exactly as it appears in the corporation's transfer books.

Householding of Annual Report, Proxy Statement or Information Statement

      The corporation has written to shareholders with a common address to determine their preference with regard to shared mailings. One annual report, proxy statement or information statement has been delivered to multiple shareholders who share an address, unless the corporation has received contrary written instructions. In the future, any shareholder may request a separate annual report, proxy statement or information statement by contacting the Chief Financial Officer, Sun Bancorp, Inc., 155 North 15th Street, Lewisburg, Pennsylvania 17837, or by calling (570) 523-4300. Any shareholder who wishes to request householding of documents may do so by contacting Registrar & Transfer Company, 10 Commerce Drive, Cranford, New Jersey, or by calling (800) 368-5948. All requests to change householding status must be in writing.

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Governance

      The Board of Directors oversees all of the corporation's business, property, and affairs. The chairman and officers keep the members of the board informed of the corporation's business through discussions at board meetings and by providing reports and other materials. The members also keep themselves informed by attending board and committee meetings.

      During 2002, the corporation's Board of Directors held 5 meetings. Each director attended at least 75% of the number of meetings of the corporation's Board of Directors and the committees of which they served.

Directors and Executive Officers of Sun Bancorp, Inc.

      The following table sets forth selected information about the corporation's directors and executive officers. The officers are elected by the Board of Directors and each holds office at the Board's discretion.

                                                                 Position        Age as of March
       Name                            Position                 Held Since           7, 2003
       ----                            --------                 ----------           -------
Martha A. Barrick       Director                                   2001                 61

Max E. Bingaman         Director                                   1983                 67

Maureen M. Bufalino     Director                                   2001                 39
                        Regional President of Guaranty Bank        2001
                        Senior Vice President                      2001

David R. Dieck          Director                                   1987                 69

Louis A. Eaton          Director                                   1982                 81

M. Mitchell Fetterolf   Director                                   2001                 46

                                                                 Position        Age as of March
       Name                            Position                 Held Since           7, 2003
       ----                            --------                 ----------           -------
Stephen J. Gurgovits    Director                                   1997                 59

Robert A. Hormell       Chairman of the Board                      2002                 55
                        Director                                   1994

Paul R. John            Director                                   1994                 65

George F. Keller        Director                                   1998                 69

George E. Logue         Director                                   2001                 44

Robert J. McCormack     Director                                   2000                 42
                        President and Chief Executive              2001
                        Officer

Marlin T. Sierer        Director                                   1982                 80

Gary L. Tice            Director                                   2003                 55

Dennis J. Van           Director                                   1994                 56

Thomas W. Bixler        Executive Vice President                   2002                 51
                        Chief Credit Officer                       2002

Daniel R. Bower         Senior Vice President and Head             2000                 50
                        of Bank Operations

Gary Cook               Senior Vice President                      2003                 54
                        President of Bank Capital                  2003
                        Services

Susan D. Klotz          Vice President of Human                    2000                 35
                        Resources

Brian L. Knepp          Vice President and Controller              1997                 28

Wilmer D. Leinbach      Executive Vice President                   2002                 62
                        Chief Financial Officer                    2002

Sandra J. Miller        Executive Vice President                   2002                 43
                        Chief Banking Officer                      2002

Carol A. Phillips       Senior Vice President/CFO                  2003                 39
                        of Bank Capital Services
                        Vice President of SunBank                  2003

Annette Sarsfield       Vice President of Human Resources          2002                 41
                        and Marketing

Committees and Meetings of the Corporation's Board of Directors

      During 2002, the corporation's Board of Directors maintained five standing committees: Executive, Audit, Long Range Planning/Merger & Acquisition, Nominating, and Personnel and Retirement. The function and composition of each of these committees is described below.

      Executive Committee. The Executive Committee of the corporation's Board may exercise the full authority of the Board of Directors in the management of the business and affairs of the corporation between meetings of the Board. The committee reviews and makes recommendations to the Board of Directors on all matters relating to the programs of the corporation that will accomplish its long and short range objectives and goals. The committee held one meeting in 2002. The members of the committee are: Max E. Bingaman; Maureen M. Bufalino, M. Mitchell Fetterolf; Stephen J. Gurgovits; Paul R. John; George F. Keller; Robert
J. McCormack; Dennis J. Van; and Wilmer D. Leinbach, an ex-officio member and the corporation's Executive Vice President and Chief Financial Officer.

      Audit Committee. The Audit Committee is governed by a written Audit Committee Charter. Under the Charter, the Audit Committee recommends, for ratification by the shareholders, the independent accountants that will be retained by the corporation and SunBank and approves services to be performed by the independent accountants. The committee held eight meetings in 2002. The members of the committee are: David R. Dieck; Louis A. Eaton; M. Mitchell Fetterolf; George E. Logue, Jr.; Marlin T. Sierer; and Dennis J. Van.

      Long Range Planning/Merger & Acquisition Committee. The Long Range Planning/ Merger & Acquisition Committee develops and implements long range planning for the corporation and develops and implements the corporation's policy concerning mergers and acquisitions. The committee meets at the call of the Chairman of the committee. The committee held five meetings during 2002. The members of the committee are: Maureen M. Bufalino; Robert A. Hormell; George F. Keller; Robert J. McCormack; Dennis J. Van; and Wilmer D. Leinbach, an ex-officio member and the corporation's Executive Vice President and Chief Financial Officer.

      Nominating Committee. The Nominating Committee meets once a year, or more often if necessary, to consider or nominate candidates for directorships and officerships. The committee considers director nominees recommended by the Board and shareholders. Pursuant to Article II, Section 2 of the By-Laws, a shareholder wishing to nominate a candidate must file a written notice of the nomination or candidacy with the Secretary of the corporation not less than one hundred twenty days prior to the election of directors. When submitting a recommendation to the Secretary, the shareholder must send biographical information about the candidate, together with a statement of the candidate's qualifications and any other data supporting the recommendation. If it is determined that the candidate has no conflicts of interest or directorships with other companies that would disqualify the candidate from serving as a director of the corporation, the candidate's name will be presented to the Nominating Committee for consideration. The committee held two meetings during 2002. The members of the committee are: Martha A. Barrick; David R. Dieck; Louis A. Eaton; George E. Logue, Jr.; Robert J. McCormack; and Marlin T. Sierer.

      Personnel and Retirement Committee. The Personnel and Retirement Committee meets to review the provisions of Sun's Pension Plan, 401(k) Plan and the Non-Qualified Supplemental Income Plan, to recommend appropriate changes in any of their provisions and to recommend to the Board, contributions to be made to the plans. In addition, the committee determines the eligibility requirements for Sun 's Pension Plan, 401(k) Plan and the Non-Qualified Supplemental Income Plan and determines who is eligible to participate and to obtain benefits pursuant to those plans. The committee meets at the call of the Chairman of the committee or the President of the corporation. The committee held two meetings during 2002. A subcommittee of the Personnel and Retirement Committee called the Compensation Committee, which is comprised of seven outside directors (Mr. Hormell, Mr. Keller, Ms. Barrick, Mr. Bingaman, Mr. Gurgovits, Mr. John and Mr.
Van), determines the executive compensation policy of Sun and administers Sun's Stock Incentive Plan and Sun 's Employee Stock Purchase Plan. The members of the Personnel and Retirement Committee are: Martha A. Barrick; Max E. Bingaman; Stephen J. Gurgovits; Robert A. Hormell; Paul R. John; George F. Keller; Robert
J. McCormack; Dennis J. Van; and Annette Sarsfield, an ex-officio member and the corporation's Vice President of Human Resources and Marketing.

Compensation of the Boards of Directors

      All directors, who are not officers of the corporation or any subsidiary, were paid a fee of $600 per quarterly or special meeting attended plus an annual retainer of $1,500, paid on a quarterly basis. An equal fee is paid for telephone conference calls and payment is made in the quarter in which the call occurred. Attendance is required for payment of the Board fee but not for the annual retainer. All directors, who are not officers of the corporation or any subsidiary, are paid for attending the corporation's committee meetings. Each outside director of the corporation was paid $400 for each Executive Committee meeting attended. Each outside director was paid a fee of $300 for all other committee meetings of the Board attended in 2002. In the aggregate, the corporation paid $140,556 to the Board of Directors during 2002.

                             AUDIT COMMITTEE REPORT

      On January 27, 2000, the Board of Directors adopted a written charter, as described on page 7, for the Audit Committee. As required by the Charter, the Audit Committee, in fulfilling its oversight responsibilities regarding the audit process:

      o reviewed and discussed the fiscal year 2002 audited financial statements with management;

      o discussed with the independent accountants, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Accounting Standards No. 61 (Codification of Statements on Auditing Standards, AU 380, as amended or supplemented); and

      o reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees, as modified or supplemented), and discussed with the independent accountants any relationships that may impact their objectivity and independence.

      Based upon the review and discussions referred to above, the Audit Committee's review of management's representations, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2002, be included in the corporation's Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

      Aggregate fees billed to the corporation and the bank by PricewaterhouseCoopers LLP, the independent accountants, for services rendered during the year ended December 31, 2002, were as follows:

           Audit Fees                                                 $ 55,000

           Financial Information Systems Design and
           Implementation Fees                                        $     -0-

           All Other Fees                                             $ 87,627*

           * Relates to certain tax consulting advise provided by PricewaterhouseCoopers LLP.

      The Audit Committee is comprised of 7 directors, all of whom are considered "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards or Section 121 of the AMEX Company Guide.

      The Board of Directors has considered whether the services provided under other non-audit services are compatible with maintaining the auditor's independence.

      This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The foregoing report has been furnished by the current members of the Audit Committee.

           Max E. Bingaman, Chairman, David R. Dieck, Louis A. Eaton,
  M. Mitchell Fetterolf, George E. Logue, Jr., Marlin T. Sierer, Dennis J. Van

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Report

      The Board of Directors has designated a Compensation Committee, a subcommittee of the Personnel and Retirement Committee, which consists of seven outside directors. To accomplish the strategic goals and objectives of the corporation, Sun and SunBank engage competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The fundamental philosophy of Sun's and SunBank's compensation program is to offer competitive compensation opportunities based on individual contribution and personal performance. The objectives of the committee are to establish a fair compensation policy to govern executive salaries and incentive plans to attract and motivate competent, dedicated and ambitious executives whose efforts will enhance the products and services of Sun and its subsidiaries, the results of which should be improved profitability and subsequent appreciation in the market value of Sun's shares.

      The Compensation Committee does not deem Section 162(m) of the Internal Revenue Code to be applicable to the corporation at this time. The Compensation Committee intends to monitor the future application of Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section becomes applicable, it is the intent of the Compensation Committee to amend the corporation's compensation plans to preserve the deductibility of the compensation payable to executive officers under such plans.

      The compensation of Sun's Chief Executive Officer is determined by the committee and is reviewed and approved annually by the Board of Directors. As a guideline for review in determining the CEO's base salary, the committee uses information found in various surveys based on prevailing industry norms and on asset size within the financial services industry, Pennsylvania and Sun's market region. National and Pennsylvania peer group banks are utilized because of common industry issues and competition for the same executive talent.

      Sun's performance accomplishments using earnings per share, return on average assets, return on average equity, core deposit growth, quality loan growth and maintaining of asset quality, growth of non-interest fee income, net interest income improvement and expense control are reviewed to measure the impact that these criteria are producing to strengthen the organization, improve service and performance capabilities and to grow Sun's business. There is no current direct correlation between the CEO's compensation or the CEO's increase in compensation and any of the noted criteria nor is there any weight given by the committee to any specific individual criteria. Increases in the CEO's compensation is based on the committee's subjective determination after review of all information, including the above, that it deems relevant.

 Robert A. Hormell, Chairman, George F. Keller, Vice Chairman, Martha A. Barrick
       Max E. Bingaman, Stephen J. Gurgovits, Paul R. John, Dennis J. Van

                        AUDIT COMMITTEE AND COMPENSATION
                            COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

      No member of the Audit or Compensation Committees was an officer, former officer or employee of Sun or any of its subsidiaries.

                             EXECUTIVE COMPENSATION

      The following table sets forth information with regard to the annual compensation for service in all capacities to the corporation and to the bank for the fiscal years ended December 31, 2002, 2001 and 2000 for those persons who were, at December 31, 2002:

      o     the chief executive officer;

      o the other four most highly compensated executive officers of the corporation and of the bank, to the extent that these persons total annual salary and bonus exceeded $100,000; and

      o two additional executive officers of the corporation and of the bank, to the extent that these persons total annual salary and bonus exceeded $100,000, who were not executive officers as of the end of the previous fiscal year.

      The column "Other Annual Compensation" shows only perquisites and other personal benefits that do not exceed the lesser of 10% of $50,000 or 10% of total annual salary and bonuses.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long Term Compensation

                              Annual Compensation (1)                               Awards                  Payouts
                                                                           Restricted                               All Other
                                                           Other Annual       Stock       Options/      LTIP      Compensation
  Name and Principal                 Salary       Bonus   Compensation(2)   Award(s)       SARs(3)    Payouts  (4)(5)(6)(7)(8)(9)
       Position             Year        $           $            $              $            #           $              $
       --------             ----        -           -            -              -            -           -              -
Robert J. McCormack,        2002     180,176      6,800        3,304       182,600(10)     10,000         --         14,780
President & CEO             2001     166,154      5,754        2,002            --         10,000         --         17,000
                            2000     117,318      7,291        1,728            --         12,500         --          9,968

Thomas W. Bixler,           2002     105,620      3,998        2,023            --          7,500                    10,617
Exec. VP/Chief Credit       2001     102,765      3,522          693            --          7,500         --          5,273
Officer

Maureen M. Bufalino,        2002     101,099      3,734           --            --          3,000         --         10,482
Senior VP and Regional
President of
Guaranty Bank

Richard Masucci, Senior     2002     105,000        200        2,827            --          5,000         --           5613
VP Wealth Management

Fred W. Kelly, Jr.(11)      2002     160,000      4,308        3,882            --         10,000         --         32,169
                            2001     164,139      5,527        1,190            --         10,000         --         29,066
                            2000     160,000     10,501        2,511            --         12,500         --         24,442

Jonathan Hullick(12)        2002     106,344      2,500        6,712            --          7,500         --         81,153
                            2001     106,977     37,371          693            --          7,500         --             --

(1) Compensation deferred at election of executive includable in category and year earned.

(2) Includes perquisites and other personal benefits. No Director or Officer received in the aggregate more than $50,000 of personal benefits or 10% of salary.

(3)   Options granted pursuant to Sun's 1998 Stock Incentive Plans.

(4) Includes bank contributions to the 401(k) plan on behalf of Mr. McCormack of $5,395, $8,500, and $3,738 for 2002, 2001 and 2000, respectively. It also includes bank contributions to the defined contribution plan of $9,385, $8,500, and $6,230 for 2002, 2001 and 2000, respectively.

(5) Includes bank contributions to the 401(k) plan on behalf of Mr. Bixler of $5,094 and $5,279, for 2002 and 2001, respectively. It also includes bank contributions to the defined contribution plan of $5,523 for 2002.

(6) Includes bank contributions to the 401(k) plan on behalf of Ms. Bufalino of $5,241 and $2,508 for 2002 and 2001, respectively. It also includes bank contributions to the defined contribution plan of $5,241 and $2,697 for 2002 and 2001, respectively.

(7) Includes bank contributions to the 401(k) plan on behalf of Mr. Masucci of $5,013 for 2002.

(8) Includes bank contributions to the 401(k) plan on behalf of Mr. Kelly of $8,692, $8,500, and 5,100 for 2002, 2001 and 2000, respectively. It also includes bank contributions to the defined contribution plan of $8,215, $8,500, and $8,500 for 2002, 2001 and 2000, respectively. Includes employer contributions to a non-qualified supplemental retirement plan of $15,262 and $12,066, for 2002 and 2001, respectively.

(9) Includes $75,000 related to a stock option buyout and release with Mr. Hullick.

(10) Mr. McCormack was granted 10,000 shares of the corporation's common stock of which 2,500 shares shall vest each year during the next four years. Calculation is based upon closing market price on December 31, 2002, at $18.26.

(11)  Formerly Chairman of the Corporation.

(12)  Formerly Chief Operating Officer of the Corporation.

Qualified Stock Options

      The following table sets forth information relating to the corporation's grants of qualified stock options to the executives named in the preceding table during 2002, pursuant to Sun Bancorp, Inc. 1998 Stock Incentive Plan.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                             Individual Grants

                     Number of        % of Total
                     Securities      Options/SARs
                     Underlying       Granted to                                         Potential Realizable Value of
                    Options/SARs     Employees in                                                  Options at
                      Granted           Fiscal         Exercise or Base                          Expiration Date
      Name             (#)(1)            Year            Price ($/sh)    Expiration Date      ($)(2)         ($)(3)
      ----             ------            ----            ------------    ---------------      ------         ------
Robert J.              10,000           13.46%              26.83            6/30/12          64,747        129,136
McCormack,
President and
CEO

Thomas W.               7,500           10.07%              26.83            6/30/12          48,561         96,852
Bixler, Exec.
VP/Chief Credit
Officer

Maureen M.              3,000            4.04%              26.83            6/30/12          19,424         38,740
Bufalino, Senior
VP and Regional
President of
Guaranty Bank

Richard Masucci,        5,000            6.73%              26.83            6/30/12           6,474         12,913
Senior VP
Wealth
Management

Fred W. Kelly,         10,000            4.04%              26.83            6/30/12          19,424         38,740
Jr.(4)

Jonathan                7,500              --                  --                 --              --             --
Hullick(5)

(1)   Options were granted under the Sun Bancorp, Inc. 1998 Stock Incentive
      Plan.

(2)   Assumed appreciation at a 5% compounded annual rate for 10 years.

(3)   Assumed appreciation at a 10% compounded annual rate for 10 years.

(4)   Formerly Chairman of the Corporation.

(5) Formerly Chief Operating Officer of the Corporation. Rights to options acquired by the individual were extinguished due to mutual agreement of the parties.

      The following table sets forth information relating to the exercise of and year end value of qualified stock options granted to the executives named above.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                               Number of Securities        Value of Unexercised In-
                                                              Underlying Unexercised         The-Money Options/SAR
                                 Shares                       Options/SARs at Fiscal           at Fiscal year End
                              Acquired on        Value             Year End (#)                       ($)
       Name                     Exercise       Realized     Exercisable/Unexercisable      Exercisable/Unexercisable
       ----                     --------       --------     -------------------------      -------------------------
Robert J. McCormack,               --             --                 22,500/0                       42,550/0
President and CEO

Thomas W. Bixler                   --             --                 11,500/0                       19,765/0
Exec. VP/Chief Credit
Officer

Maureen M. Bufalino,               --             --                  7,500/0                       10,725/0
Senior VP and
Regional President of
Guaranty Bank

Richard Masucci,                   --             --                    2,000                        2,680/0
Senior VP Wealth
Management

Fred W. Kelly, Jr.(1)              --             --                 22,500/0                       42,500/0

Jonathan Hullick(2)                --             --                       --                             --

(1)   Formerly Chairman of the Corporation.

(2) Formerly Chief Operating Officer of the Corporation. Rights to options acquired by the individual were extinguished due to mutual agreement of the parties.

                         EQUITY COMPENSATION PLAN TABLE

      The following table summarizes our equity compensation plan information as of December 31, 2002. Information is included for both equity compensation plans approved by the corporation's shareholders and equity compensation plans not approved by the corporation's shareholders.

                                                                              Number of shares available for
                                                          Weighted-average     future issuance under equity
                              Number of shares to be     exercise price of          compensation plans
                             issued upon exercise of        outstanding            (excluding securities
                               outstanding options,      options, warrants               reflected
    Plan Category              warrants and rights           and rights               in column (a))
    -------------              -------------------           ----------               --------------
                                       (a)                      (b)                         (c)
Equity compensation
plans approved by the
corporation's
shareholders                        1,305,424                  $17.56                   1,053,859

Equity compensation
plans not approved by
the corporation's
shareholders                           10,000(1)                   --                          --

Totals                              1,315,424                  $17.56                   1,053,859

(1) In 2002, the corporation granted Robert J. McCormack, President and Chief Executive Officer of the corporation, 10,000 shares of common stock, which will vest equally over the next four years pursuant to a Restricted Common Stock Grant Agreement.

(2) The corporation has granted approximately 61,002 options and 6,137 options to purchase shares of common stock pursuant to its 1998 Employee Stock Purchase Plan and 1993 Employee Stock Purchase Plan, respectively.

1998 Stock Incentive Plan

      Sun maintains a Stock Incentive Plan that was approved by the shareholders at the 1998 annual meeting. The purpose of the plan is to advance the development, growth and financial condition of Sun and its subsidiaries through participation in the appreciation of capital stock of the corporation in order to secure, retain and motivate personnel responsible for the operation and management of Sun and its subsidiaries. Both qualified and non-qualified options may be issued under terms of the plan.

      A committee of non-employee directors administers the Stock Incentive Plan. Persons eligible to receive awards under the plan are those key officers and other management employees of the corporation and its subsidiaries as determined by the committee.

1998 Independent Directors Stock Option Plan

      Sun also maintains the 1998 Independent Directors Stock Option Plan which was approved by the shareholders at the 1998 annual meeting. The 1998 Independent Directors Stock Option Plan was established to advance the development, growth and financial condition of the corporation and its subsidiaries, by providing an incentive, through participation in the appreciation of the capital stock of the corporation, and thereby securing, retaining and motivating members of the corporation's Board of Directors who are not officers or employees of the corporation or its subsidiaries. A committee of directors administers the 1998 Independent Directors Stock Option Plan. The purchase price of a share of common stock subject to a stock option is the fair market value of the common stock on the date of grant, as determined under the plan.

Sun Defined Contribution Plan

      On August 6, 1990, Sun's Board adopted a Defined Contribution Plan and made it available to all eligible employees of SunBank.

      Under the plan, a minimum of five percent of the employee's wages will be paid by SunBank and deposited in the plan for the eligible employee at the end of each calendar year. No contribution on the part of the employee is required or permitted. The employee may choose to invest Sun's contribution in any of the investment options available under Sun's 401(k) Plan, discussed below. After completion of five years of active service, the employee will be vested in Sun's contributions made to the plan on his/her behalf.

      To be eligible to participate in the plan, an employee must be twenty-one years of age and must work one continuous year in which the employee has worked one thousand hours. After completing the eligibility requirements, the employee enters the plan on January 1, or July 1, whichever date comes first. Non-employee directors of Sun and its subsidiaries are not eligible to participate in the Defined Contribution Plan.

      Normal retirement is age sixty-five, but early retirement may be elected by an employee who has reached age fifty-five and has completed five years of service. After becoming vested, the employee may choose to take a lump sum distribution or an annuity at retirement, disability, termination or death. Payment of benefits upon termination will be made after the year-end valuation that follows the employee's termination date. No loans or withdrawals are permitted from the plan. Each employee's benefit is solely determined by the number of years that the employer has contributed to the plan and the results of the employee's investment choices.

      For the executive officers named in the cash remuneration table reported on page 11, the estimated annual pension benefit upon retirement at age sixty-five pursuant to the benefits from the plan is $9,385 for Mr. McCormack, $5,094 for Mr. Bixler, $5,241 for Ms. Bufalino, $8,215 for Mr. Kelly and $8,215 for Mr. Hullick. This estimated benefit does not take into consideration any future increases in the officer's base compensation rate, or the return on the employee's investment in the plan, and is a life income ten year certain benefit and would be actuarially reduced for a fifty percent joint and survivor annuity to the officer and his spouse.

Sun 401(k) Plan

      Effective January 1, 1990, Sun adopted and made available to eligible employees of SunBank, a profit sharing-savings plan for which SunBank is the trustee. The plan is intended to comply with the requirements of Section 401(k) of the Internal Revenue Code and is subject to the Employee Retirement Income Security Act of 1974, as amended. Employees of Sun's subsidiary, SunBank, become eligible to participate in the plan on January 1st following their employment and eighteenth birthday. The participating employees may elect to have from two percent to fifteen percent of their compensation, as defined in the plan, contributed to the plan. Sun's Board will make a determination at the end of each quarter, subject to profitability, if a match will be approved. Under the Tax Reform Act, the maximum amount of elective contributions that could be made by a participant, during 2001, was ten thousand five hundred dollars and the amount that can be contributed in 2002 will be eleven thousand dollars. All officers and employees of SunBank, including the officers named in the Summary Compensation Table, are eligible to participate in the plan. Non-employee directors of Sun and its subsidiaries are not eligible to participate in the plan.

      All elective contributions are immediately one hundred percent vested; however, matching contributions by the participant's employer are vested only after the employee has completed five years of active service for the employer. Participants may direct the investment of elective contributions in a choice of several types of funds, including a money market fund, bond fund, growth fund, growth and income fund, as well as the purchase of Sun common stock. All benefits payable under the plan may be paid in a lump sum or an annuity upon a participant's retirement, disability, termination of employment or death. A participant may also elect to receive benefits at the age of fifty-five upon early retirement and withdrawal from the plan is permitted in case of immediate financial hardship.

Supplemental Income Plan

      In December 1992, Sun's Board approved a non-qualified Supplemental Income Plan retroactive to January 1, 1990. It was designed for the purpose of retaining talented executives and to promote in these executives a strong interest in the long-term, successful operation of the corporation.

      Six executives from SunBank participate in this plan. Each annual contribution is carried on SunBank's records in the participant's name and credited on December 31st of each calendar year. Interest is based on the prior year's average rate received on federal funds sold. No contribution on the part of the employee is required or permitted. Contributions cease at termination, death, retirement or disability. The Plan is an unfunded plan and is subject to the general creditors of the corporation.

      Normal retirement is at age sixty-five but early retirement may be elected by an employee who has reached age fifty-five and completed five years of service. At retirement, termination, disability or death, the participant will receive an annual benefit for ten years. Any portion of the year will be pro-rated. The corporation reserves the right to accelerate the payment.

      The future estimated benefit does not take compensation into consideration and the amount credited to the individuals is included in the "All Other Compensation" column of the Summary Compensation Table.

Employment Contracts with Change of Control Provision

      Sun Bancorp and SunBank entered into a three (3) year employment agreement with Robert J. McCormack on October 31, 2002 that became effective on the same date. The agreement reflects Mr. McCormack's positions with Sun Bancorp and SunBank; he is President and Chief Executive Officer of both. The Agreement contains an evergreen renewal provision; unless previously terminated or unless notice of intention not to renew is given by either party, the employment agreement renews for an additional year at the end of every contract year, maintaining a three year employment period.

      The agreement provides for termination with or without cause. If the agreement terminates for cause, all of Mr. McCormack's rights under the agreement cease as of the effective date of termination. If terminated without cause, the agreement provides for the following: a severance payment equal to three (3) times Mr. McCormack's annual base salary, payable in thirty-six equal
(36) monthly installments; and continuation of health, accident, life and disability insurance benefits for thirty-six (36) months or until Mr. McCormack secures substantially similar benefits through other employment, whichever occurs first.

      Under the agreement, Mr. McCormack may resign for good reason. If he resigns for good reason, the agreement provides for a severance payment equal to one (1) times Mr. McCormack's annul base salary, which shall be payable in twelve (12) equal monthly installments. In addition, he receives continuation of all health, accident, life and disability insurance benefits for twelve (12) months or until Mr. McCormack secures substantially similar benefits through other employment, whichever occurs first. If Mr. McCormack is ineligible to receive such benefits because he is no longer an employee, he receives a dollar amount equal to the cost to him of obtaining such benefits or substantially similar benefits. In order to receive the severance payment and benefits provided if he resigns for good reason, Mr. McCormack must execute a general release in favor of Sun Bancorp, SunBank and their subsidiaries and affiliates.

      If Mr. McCormack resigns his employment within one hundred eighty days
(180) (or is involuntarily terminated) of any change in control of Sun Bancorp and/or SunBank, the agreement provides for a severance payment in the amount of three (3) times Mr. McCormack's annual base salary and continuation of all health, accident, life and disability insurance benefits for three (3) years. If benefits cannot be continued because Mr. McCormack is no longer an employee, he receives payment of an amount equal to the cost to him of obtaining such benefits or substantially similar benefits.

      The agreement also contains a restrictive covenant, precluding Mr. McCormack from competing against Sun Bancorp, SunBank or their subsidiaries or affiliates and from soliciting their customers and employees. The restrictive covenant applies for one (1) year following termination of employment if Mr. McCormack voluntarily terminates his employment without good reason. The restrictive covenant applies for two (2) years following termination of employment if Mr. McCormack terminates his employment for good reason or he is terminated for cause. If Mr. McCormack is terminated without cause, whether following a change in control or absent a change in control, the restrictive covenant applies for three (3) years following termination of employment. If the contract is not renewed, the restrictive covenant expires upon the effective date of termination of employment.

      Finally, the agreement provides that in the event that the agreement or Mr. McCormack's employment under the agreement is terminated, Mr. McCormack will resign as a director of Sun Bancorp, SunBank or any of their affiliates or subsidiaries, if he is then serving as a director of such entities.

      Sun Bancorp and SunBank entered into a two (2) year employment agreement with Thomas W. Bixler on November 3, 2002 that became effective on the same date. The term of the employment agreement automatically extends for a one (1) year period at the end of the initial term, unless either party gives written notice of non-renewal or the agreement is previously terminated.

      The agreement provides for termination with or without cause. If the agreement terminates for cause, all of Mr. Bixler's rights under the agreement cease on the effective date of the termination. If he is terminated without cause, the agreement provides for a severance payment equal to two (2) times Mr. Bixler's annual base salary, payable in twenty-four (24) equal monthly installments. In addition, Mr. Bixler receives a continuation of all health, accident, life and disability insurance benefits for twenty-four (24) months or until he secures substantially similar benefits through other employment, whichever occurs first.

      Under the agreement, Mr. Bixler may also resign for good reason. If he resigns for good reason, the agreement provides for a severance payment equal to one (1) times his annual base salary, payable in twelve (12) equal monthly installments. In addition, Mr. Bixler receives a continuation of all health, accident, life and disability insurance benefits for twelve (12) months or until he secures substantially similar benefits through other employment, whichever occurs first. If Mr. Bixler is not eligible for those benefits because he is no longer an employee, he receives a dollar amount equal to the cost to him of obtaining such benefits or substantially similar benefits. In order to receive the severance payment and benefits provided if he resigns for good reason, Mr. Bixler must execute a general release in favor of Sun Bancorp, SunBank and their subsidiaries and affiliates. If Mr. Bixler is involuntarily terminated within twelve (12) months following a change in control of Sun Bancorp and/or SunBank, the agreement provides for a lump sum severance payment equal to two (2) times Mr. Bixler's annual base salary and continuation of all health, accident, life and disability and insurance benefits for a period of two (2) years or until Mr. Bixler secures substantially similar benefits through other employment, whichever occurs first. In the event that Mr. Bixler is not eligible for such benefits because he is no longer an employee, he receives a dollar amount equal to the cost to him of obtaining such benefits or substantially similar benefits.

      The agreement also contains a restrictive covenant, precluding Mr. Bixler from competing against Sun Bancorp, SunBank or any of their subsidiaries, affiliates, or from soliciting their employees or customers. If Mr. Bixler voluntarily terminates his employment, with or without good reason, or his employment is terminated for cause, the restrictive covenant applies for one (1) year following termination of employment. The restrictive covenant applies for two (2) years following termination of employment if Mr. Bixler is involuntarily terminated without cause, whether following a change in control or absent a change in control. If Mr. Bixler's employment is terminated following non-renewal of his employment agreement, the restrictive covenant expires on the effective date of termination of employment.

      Finally, the agreement provides that in the event that the agreement or Mr. Bixler's employment under the agreement is terminated, Mr. Bixler will resign as a director of Sun Bancorp, SunBank or any of their affiliates or subsidiaries, if he is then serving as a director of any such entities.

Change of Control Agreement

      On May 31, 2001, Sun entered into three-year change of control agreements with Maureen M. Bufalino, Senior Vice President and Regional President of Guaranty Bank, for the purpose of focusing our executive on the interests of the shareholders should a change in control of Sun occur. A "change of control" is defined as:

o     An acquisition of 40% or more of Sun's outstanding voting securities;

o A change in the majority of Directors of the corporation within a 2 year period, unless such change is approved by the incumbent Directors;

o Execution of an agreement providing for a sale of substantially all assets to an entity that is not a direct or indirect subsidiary of Sun; and

o Execution on an agreement providing for a reorganization, merger, consolidation or similar transaction unless the Sun shareholders will initially own securities representing a majority of the voting power of the resulting corporation and Sun directors will represent a majority of the directors of the surviving corporation.

      The Agreement has a term of three years.

The agreement with Ms. Bufalino provides for:

o A severance payment in the amount of 2 times the annual compensation in a lump sum payment; and

o A supplement payment in lieu of benefits calculated for compensation or benefits continued throughout the duration of the severance period.

Severance Agreements

      In April, 2002, Fred Kelly, Jr., announced his retirement and terminated his employment with Sun Bancorp, Inc. effective December 31, 2002. In exchange for release of legal claims and other consideration, Mr. Kelly received approximately $160,000 in cash and other benefits.

      In November, 2002, Jonathan Hullick executed a severance agreement and general release with Sun Bancorp and SunBank. In exchange for release of legal claims and other consideration, Mr. Hullick received approximately $128,000 in cash and other benefits.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The corporation and the bank have not entered into any material transactions, proposed or consummated, with any director or executive officer of the corporation or the bank, or any associate of the foregoing persons, with the exception of that disclosed below. The corporation and the bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the corporation and the bank and their associates on comparable terms with similar interest rates as those prevailing from time to time for other bank customers.

      Total loans outstanding from the bank at December 31, 2002, to the corporation's and the bank's officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more amounted to $10,480,000 or approximately 12.4% of the bank's total equity capital. The bank made these loans in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collection or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, March 13, 2003, to the above-described group was $11,479,470.

                              ELECTION OF DIRECTORS

Qualification and Nomination of Directors

      Section 1 of Article II of the corporation's bylaws authorizes the number of directors to be not less than six (6) nor more than twenty-five (25). The bylaws provide for two classes of directors with staggered three (3) year terms of office. The Board of Directors may, from time to time, fix the number of directors and their respective classifications. Under the bylaws, each director must hold at least 150 shares of common stock.

      The Board of Directors nominated the three (3) persons named below to serve as Directors until the 2006 annual meeting of shareholders or until their earlier death, resignation, or removal from office. All of the nominees are presently members of the Board of Directors and all have consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason, pursuant to Section 4 of Article II of the corporation's bylaws, a majority of the Board of Directors then in office may fill the vacancy until the expiration of the term of the class of directors to which he or she was appointed.

      In accordance with Section 3 of Article II of the corporation's bylaws, the Board of Directors is divided into three (3) classes whose terms expire at successive annual meetings. Therefore, the corporation maintains a classified board with staggered three (3) year terms of office.

      The proxy holders intend to vote all proxies for the election of each of the three (3) nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until his or her death, resignation or retirement.

      The Board of Directors proposes the following nominees for election as Directors at the annual meeting:

      o     M. Mitchell Fetterolf;

      o     George Logue; and

      o     Gary L. Tice.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ELECT THE THREE NOMINEES LISTED ABOVE AS DIRECTORS.

                    INFORMATION AS TO NOMINEES AND DIRECTORS

      Set forth below is the principal occupation and certain other information regarding the nominees and other directors whose terms of office will continue after the annual meeting. References to service on the Board of Directors refers to Snyder County or Watsontown only prior to 1982 and to Snyder County, Watsontown and the corporation since 1982, unless specifically otherwise stated. The Board of Directors of Snyder County and Watsontown were consolidated under a common charter with the title of SunBank. You will find information about their share ownership on pages 28 and 29.

                              NOMINEES FOR DIRECTOR

      M. MITCHELL FETTEROLF, age 46, Vice President of Fetterolf Group, Inc. of Somerset, Pennsylvania since 1985. He is a director of Mid-Continent Insurance Company of Somerset, Pennsylvania, and is Managing Partner of Woodbine Properties, a Pennsylvania General Partnership. He has served on the Boards of the corporation and SunBank since 2001 and his term as a director expires in 2003. He serves on the Audit and Investment Committees.

      GARY L. TICE, age 55, has served as President and CEO of F.N.B. Corporation since January 2001. Prior to that he served as the President and Chief Operating Officer. He is also the Chairman of the First National Bank of Florida. Mr. Tice is a member of the American Bankers

Association Community Bankers Council, a past director of the Florida Bankers Association, and a member of the Financial Services Roundtable. In 1998, he was named to the Collier County Junior Achievement Business Leadership Hall of Fame for service as a "champion of free enterprise." He has served on the Boards of the corporation and SunBank since January 2003. Mr. Tice's term as a director expires in 2003 and, if elected, will service until 2006.

      GEORGE E. LOGUE, JR., age 44, Vice President of Glenn O. Hawbaker, Inc. of State College, Pennsylvania since 1998, being responsible for the North Central Region's construction activities. He is a director and vice president of the Pennsylvania Utility Contractors Association, director of Susquehanna Builders and Contractors, partner in Creekside Partnership and Cascade Partnership, both involved in real estate/development, owner of Terra-Model, which is a developer of 3-D Engineering Models, and President of Logue Resources Ltd., which owns real estate and a quarry operation. In 2000, Mr. Logue was recognized as the Pennsylvania Utility Contractor of the year. He has served on the Boards of the corporation and SunBank since 2001 and his term as a director expires in 2003. He serves on the Audit and Nominating Committees.

                         DIRECTORS CONTINUING IN OFFICE

      MARTHA A. BARRICK, age 61, Broker/Owner of Coldwell Banker/Penn One Real Estate, Inc. in Lewisburg, Pennsylvania. Ms. Barrick serves as a director of Evangelical Community Hospital located at Lewisburg, Pennsylvania, the Union County American Heart Association, the Greater Susquehanna Valley Chamber of Commerce and is Secretary/Treasurer of the Union County Industrial Development Authority. She is past President of the Union County Chamber of Commerce and the Union County Industrial Development Corporation. Ms. Barrick is very active in many professional realtor affiliations and has been the recipient of numerous professional and public service awards. She has served on the Boards of the corporation and SunBank since 2001 and her term as a director expires in 2004. She serves on the Nominating and Personnel and Retirement Committees.

      MAX E. BINGAMAN, age 67, President since 1969 of Bingaman and Son Lumber Company, Inc., supplier of hardwood lumber to the furniture and cabinet industry. Mr. Bingaman serves as a director of the Hardwood Lumber Manufacturers Association of Pennsylvania, the Bethesda Treatment Center, a privately operated program for troubled youth, located in Milton, the Pennsylvania Family Institute, a trustee of Sunbury Community Hospital & Outpatient Center, and he serves as a member of the Board of Associates of Messiah College at Grantham, Pennsylvania. He has served on the Boards of the corporation and SunBank since 1983 and his term as a director expires in 2004. He serves on the Audit, Executive and Personnel and Retirement Committees.

      MAUREEN M. BUFALINO, age 39, Senior Vice President of the corporation and SunBank and Regional President of Guaranty Bank, incorporated as SunBank, from 2001 to current. Prior to Sun's acquisition, Mrs. Bufalino served as President and Chief Executive Officer of Guaranty Bank. A graduate of Kings College, she is active in charitable and economic development organizations in the Wilkes-Barre area. Mrs. Bufalino currently serves as chairman of the Catholic Youth Center, Vice Chairman and Secretary of City Vest and a director of the Wyoming Valley Chapter of the American Red Cross, the Osterhout Free Library, Catholic Social Services, the F.M. Kirby Center for the Performing Arts and the Greater Wilkes-Barre Industrial Fund. She has served on the Boards of the corporation and SunBank since May 31,

2001 and she serves on the Executive, Investment and Long Range Planning/M & A Committees. Ms. Bufalino's term as a director expires in 2005.

     DAVID R. DIECK, age 69, President and co-owner of Lancaster Laundry, Inc., Lancaster, Pennsylvania, since July 1, 1990. He is a former Vice President and co-owner of Valley Glass Company of Sunbury, Pennsylvania, and a former partner in Valley Realty Company having sold his interest in both businesses as of June 30, 1990. Mr. Dieck was employed by Brush Treasurer and General Manager and left that company in 1985. He has served on the Boards of the corporation and SunBank since 1987 and he serves on the Audit and Nominating Committees. Mr. Dieck's term as a director expires in 2005.

      STEPHEN J. GURGOVITS, age 59, Vice Chairman of F.N.B. Corporation and President and CEO of First National Bank of Pennsylvania. Mr. Gurgovits is a director of FNB Corporation, First National Bank of Pennsylvania, Regency Finance Corporation, Gelvin, Jackson & Starr, Inc., an insurance subsidiary of FNB Corporation, Sharon Regional Health Systems and Walton Paint Company. He has served on the corporation's Board since 1997 and SunBank's Board since 2000 and his term as a director expires in 2004. He serves on the Investment and Personnel and Retirement Committees.

      ROBERT A. HORMELL, age 55, Assistant Director of the Susquehanna Economic Development Association - Council of Governments (SEDA-COG) which provides management of economic and community development for an eleven-county organization in central Pennsylvania. Mr. Hormell is President of the Central Pennsylvania Forum for the Future and a director of the Warrior Run Community Corporation. He has served on the corporation's Board since 1994 and SunBank's Board since 1991 and his term as a director expires in 2004. He serves on the Long Range Planning/M & A and Personnel and Retirement Committees.

      PAUL R. JOHN, age 65, is Chairman and Director of Ritz-Craft Corporation of PA, Inc., a housing manufacturer located in Mifflinburg, Pennsylvania, and a director of Inter Industry Reinsurance Co., LTD, an offshore foreign independent insurance company; and a director of the John Family Foundation. He has served on the corporation's Board since 1994 and SunBank's Board since 1990 and his term as a director expires in 2003. He serves on the Investment and Personnel and Retirement Committees.

      GEORGE F. KELLER, age 69, Chairman, Chief Executive Officer and member of the Board of Keller Marine Service, Inc., a wholesale distributor of marine products. He is a past President of the National Marine Distributors Association and past President of the Warehouse Distributor Association in the RV Industry. In 1996, Mr. Keller received the Jim Barker Memorial Award, a life time achievement award, "in grateful recognition for his contribution of leadership and service to the RV After Market Industry." Mr. Keller serves as a director of the Salvation Army, the Susquehanna Economic Development Association--Council of Governments (SEDA-COG) and a past Regional Vice President and Director of the Central Susquehanna Valley Chamber of Commerce. He has served on the corporation's Board since 1982 and SunBank's Board since 1967 and served as Chairman of the Boards of the corporation and SunBank from 1997 to 2000 and he serves on the Executive, Long Range Planning/M& A and Personnel and Retirement Committees. Mr. Keller's term as a director expires in 2005.

      ROBERT J. McCORMACK, age 42, is President and Chief Executive Officer of Sun Bancorp, Inc. and its wholly owned subsidiary, SunBank. Mr. McCormack has 19 years of financial services experience with extensive expertise in commercial lending, credit policy and sales management. He has served in senior lending roles with CoreStates and First Union. Mr. McCormack joined Sun in 1998 as Senior Vice President and Senior Loan Officer. In 2000, he was named President and Chief Operating Officer, and was promoted to President and Chief Executive Officer in April of 2001. Mr. McCormack is a graduate of Alvernia College, Reading, PA, and holds a B.S. in Accounting. He is actively involved in community affairs through the local United Way, local Chambers of Commerce, and various economic development organizations. Mr. McCormack is the Treasurer of the Central Pennsylvania Forum for the Future, Economics Pennsylvania Board member, Chairman of the Junior Achievement Northeast Leadership Council, a director of the Hemlock Girl Scout Council, a member of the Pennsylvania Bankers Association Service Company Board, a member of the Pennsylvania Bankers Public Affairs Board and is an associate member of the Pennsylvania Institute of Accountants.

      MARLIN T. SIERER, age 80, prior owner for 32 years of the Sierer Brothers Fruit Farm, Inc. Mr. Sierer sold the business in 1974 and retired in 1985 from that company. He has served on the Boards of the corporation and SunBank since 1982 and his term as a director expires in 2004. He serves on the Audit and Nominating Committees.

      LOUIS A. EATON, age 80, was a Sales Engineer since 1981 for Dorsey Trailers, Inc., a manufacturer and distributor of truck trailers and retired on December 31, 1986. He has served in various capacities with Dorsey Trailers, Inc. (formerly Trailco Manufacturing and Sales Co., Inc.) since 1947. He has served on the corporation's Board since 1982 and SunBank's Board since 1979 and he serves on the Audit and Nominating Committees. Mr. Eaton's term as a director expires in 2005.

      DENNIS J. VAN, age 56, President and owner of The Colonial Furniture Company, a manufacturer of quality home furniture located in Freeburg, PA. Mr. Van is a past director and past president of the Susquehanna Valley Country Club. He has served on the corporation's Board since 1994 and SunBank's Board since 1990 and he serves on the Audit, Long Range Planning/M& A and Personnel and Retirement Committees. Mr. Van's term as a director expires in 2005.

                      ADDITIONAL INFORMATION REGARDING THE
                        CORPORATION'S EXECUTIVE OFFICERS

      ROBERT J. McCORMACK, age 42, is President and Chief Executive Officer of Sun Bancorp, Inc. and its wholly owned subsidiary, SunBank. (See Mr. McCormack's Biography on page 25).

      THOMAS W. BIXLER, age 51, is Executive Vice President/Chief Credit Officer of Sun Bancorp, Inc. and its wholly owned subsidiary, SunBank. Mr. Bixler has over 25 years of commercial lending experience. Mr. Bixler was a commercial lending instructor and case facilitator at the Pennsylvania Bankers Association's Commercial School of Lending at Bucknell University. He serves as an Adjunct Professor at the Pennsylvania College of Technology, where he teaches classes in Business Management and Strategic Planning and Finance. Mr. Bixler joined Sun in 2000. He is responsible for the commercial lending function for the entire bank. He received his B.A. from Bloomsburg University and his M.B.A. from Bucknell University. Mr. Bixler is actively involved with the Williamsport/Lycoming Industrial Properties Corporation, as well as the Lycoming County United Way.

      MAUREEN M. BUFALINO, age 39, Senior Vice President of the corporation and SunBank and Regional President of Guaranty Bank, incorporated as SunBank, from 2001 to current. (See Ms. Bufalino's Biography on page 23).

      SANDRA J. MILLER, age 43, is Executive Vice President/Chief Banking Officer of Sun Bancorp, Inc. and its wholly owned subsidiary, SunBank. Mrs. Miller has over 18 years of financial services experience including tenure with Keystone Financial, Inc. and Federated Investors. Mrs. Miller has expertise in marketing, including segmentation analysis and application, strategic marketing planning, branding and communications. She is responsible for delivery of customer relationship management including sales results, customer retention and satisfaction, and customer profitability; marketing; human resources and electronic banking. She received her B.S. in Journalism from West Virginia University. She is currently attending the American Bankers Association Stonier Graduate School of Banking.

      SUSAN D. KLOTZ, age 35, Vice President and Director of Human Resources began employment at Sun in May 2000. Prior to working at Sun, Ms. Klotz served as the Assistant Vice President and Human Resources Coordinator for Keystone Financial.

      WILMER D. LEINBACH, age 62, is Executive Vice President and Chief Financial Officer of Sun Bancorp, Inc. and its wholly owned subsidiary, SunBank. In 1992, Mr. Leinbach founded W.D. Leinbach & Co., Inc., a financial services management consulting firm specializing in financial management and control, multiple level risk assessment, performance measures, customer and account profitability, and transfer pricing. He also served as Director of Finance and Chief Financial Officer of Merrill Lynch's Capital Markets Group and as Chief Financial Officer with First Fidelity Bank. He is responsible for controllership, financial planning and budgeting, customer and unit profitability and asset/liability management functions within the organization. Mr. Leinbach is a graduate of The Pennsylvania State University and holds a B.S. in Accounting and an M.B.A. In addition, he is a Certified Public Accountant in New York and New Jersey.

      BRIAN L. KNEPP, AGE 28, Vice President and Controller of the corporation, began employment at Sun in September 1997. Mr. Knepp is a graduate of Susquehanna University and a member of the Pennsylvania Institute of Certified Public Accountants (PICPA).

      GARY COOK, age 54, is President of Bank Capital Services/Senior Vice President of SunBank. From 1995 to 2003, he served as President of Bank Capital Services prior to its affiliation with SunBank.

      CAROL PHILLIPS, age 39, is Chief Financial Officer & Senior Vice President of Bank Capital Services and Vice President of SunBank. From to 1995 through 2003, she served as the Chief Financial Officer of Bank Capital Services, prior to its affiliation with SunBank.

      ANNETTE SARSFIELD, age 41, Vice President, Human Resources and
Marketing began employment at SunBank in February 2002. Prior to working at Sun, Ms. Sarsfield worked as Senior Director of Human Resources & Administration for Sterling Packaging and as Assistant Vice President of Human
Resources/Communications/Marketing for The Gleason Agency.

      DANIEL R. BOWER, age 50, Senior Vice President and Head of Bank Operations began employment at SunBank in November 2000. Previously, Mr. Bower was employed by the former Keystone Financial Bank for 26 years, primarily in the Operational and Cash Management units. Mr. Bower served in the U.S. Army from 1972 to 1974.



                             BENEFICIAL OWNERSHIP OF
                       SUN BANCORP, INC.'S STOCK OWNED BY
                         PRINCIPAL OWNERS AND MANAGEMENT

Principal Shareholders

      The following table sets forth, as of March 7, 2003, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the corporation's outstanding common stock, the number of shares beneficially owned by such person, and the percentage of the corporation's outstanding common stock owned. The "beneficial owner" of a security includes any person who directly or indirectly has or shares: voting power, including the power to vote or to direct the voting of the security; and/or investment power, including the power to dispose or direct the disposition of the security.

                                  Shares
                               Beneficially        Percent of Outstanding Common
      Name and Address            Owned*             Stock Beneficially Owned
      ----------------            ------             ------------------------

FNB Corporation's               1,090,122                     15.09%
Wholly-owned subsidiary
First National Corporation
103 Foulk Road
Wilmington, DE 19803

John D. Moran, Sr.                553,558                      7.60%
Maureen Moran
P.O. Box 365
Wilkes-Barre, PA 18708

* See footnote (1) to the Security Ownership of Nominees, Directors and Executive Officers' table on page 29 for the definition of "beneficially owned".

Share Ownership by the Directors, Officers and Nominees

      The following table sets forth, as of March 7, 2003, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director, each nominee and all officers, directors, and nominees as a group. All shares are held individually unless otherwise indicated. The percentage of outstanding stock owned is less than 1%, unless otherwise indicated.

                                                                             Amount and
                                                                             Nature of
                                                                             Beneficial         Percentage of
                                                                            Ownership of         Outstanding
                                                                            Common Stock         Corporation
                                                                           as of March 7,        Common Stock
                                 Name                                         2003(1)               Owned
                                 ----                                         -------               -----
Nominees for Election as Directors for 3 Year Terms Expiring in 2006
M. Mitchell Fetterolf(2)                                                      151,986                2.12%
George E. Logue, Jr.(3)                                                         8,385                  --
Gary L. Tice                                                                       --                  --
Nominess for Election as Director for 3 year Terms Expiring in 2005
Maureen M. Bufalino(4)                                                         11,822                  --
David R. Dieck(5)                                                              19,825                  --
Louis A. Eaton(6)                                                              21,382                  --
George F. Keller(7)                                                           201,773                2.82%
Dennis J. Van(8)                                                               46,876                  --
Directors Whose Terms Expire in 2004
Martha A. Barrick(9)                                                            1,724                  --
Max E. Bingaman(10)                                                            30,962                  --
Stephen J. Gurgovits(11)                                                        5,095                  --
Robert A. Hormell(12)                                                          16,084                  --
Robert J. McCormack(13)                                                        72,239                  --
Marlin T. Sierer(14)                                                           36,215                  --
All Executive Officers and Directors as a Group
(14 Directors, 11 Officers, 21 persons total)                                 717,046               10.01%

Footnote Information Concerning Security Ownership of Directors and Executive Officers

(1) Securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 7, 2003. Stated ownership also includes vested but unexercised options that have been granted. Individuals may disclaim beneficial ownership as to certain of the securities reported.

(2) Includes 124,814 shares owned jointly with his spouse, 8,697 shares held by ILF Partners, of which Mr. Fetterolf is a principal, 16,901 shares individually owned; and 1,574 shares of granted but unexercised stock options.

(3) Includes 3,000 shares owned individually; 2,300 shares in an Individual Retirement Account (IRA), 1,111 shares owned jointly with his spouse; 400 shares in his spouse's IRA; and unexercised options to purchase 1,574 shares.

(4) Includes 215 shares held by Ms. Bufalino and her daughter; 213 shares held by Ms. Bufalino and her son; 894 shares held in a 401(k) account and 10,500 shares of granted but unexercised options.

(5) Includes 7,231 shares held by his spouse; and 5,363 shares of granted but unexercised options.

(6)   Includes 6,440 shares of granted but unexercised options.

(7) Includes 45,318 shares jointly held by Mr. Keller and his spouse; 15,537 shares held by his spouse; 115,796 shares held by Keller Marine Service, Inc.; 2,100 shares in an IRA for Mr. Keller; and 2,397 shares of granted but unexercised options.

(8) Includes 18,809 shares jointly held by Mr. Van and his spouse; 6,797 shares in an IRA for his spouse; 8,616 shares held by Colonial Furniture Company; 6,037 shares in an IRA for Mr. Van; and 5,617 shares of granted but unexercised options.

(9)   Includes 1,574 shares of granted but unexercised options.

(10) Includes 21,335 jointly held by Mr. Bingaman and his spouse; 4,010 shares held by Mr. Bingaman in a 401(k) account and 5,617 shares of granted but unexercised options.

(11)  Includes 4,794 shares of granted but unexercised options.

(12) Includes 5,168 shares jointly held by Mr. Hormell and his spouse; and 5,617 shares of granted but unexercised options.

(13) Includes 2,573 shares in an IRA for Mr. McCormack and 4,234 shares held in a 401(k) account. Also includes 839 shares held jointly by Mr. McCormack and his spouse; 189 shares held jointly with his daughter; 234 shares held jointly with another daughter; 8 shares held jointly with Mr. McCormack and his nephew; 10 shares held jointly by Mr. McCormack and his niece; and 54,050 shares of granted but restricted stock unexercised options.

(14) Includes 17,363 shares held by his spouse; and 3,971 shares of granted but unexercised options.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, requires that the corporation's officers and directors, and persons who own more than 10% of the registered class of the corporation's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the corporation with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of Forms 3, 4 and 5 and amendments thereto received by it, or written representations from certain reporting persons that no Form 5 was required for that reporting person, the corporation believes that during the period from January 1, 2002 through December 31, 2002, its officers and directors were in compliance with all filing requirements applicable to them.

                  CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

      On May 14, 2002, the Audit Committee of the Board of Directors of the corporation approved a change in the corporation's independent accountants. The Board of Directors ratified the Audit Committee's engagement of PricewaterhouseCoopers LLP to serve as the corporation's independent accountants and the Committee's replacement of Parente Randolph, P.C. as the corporation's independent accountants.

      Parente Randolph, P.C.'s reports on the consolidated financial statements of the corporation and its subsidiaries for the two most recent fiscal years ended December 31, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the corporation's two fiscal years ended December 31, 2001, and the subsequent interim period through May 14, 2002, there were no disagreements between the corporation and Parente Randolph, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Parente Randolph, P.C. 's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the corporation's consolidated financial statements for such years; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

      The corporation requested that Parente Randolph, P.C. furnish to a letter addressed to the SEC stating its agreement with the statements set forth above. A copy of the letter, dated May 23, 2002, was filed as Exhibit 16 to the corporation's amended Current Report on Form 8-K/A dated May 23, 2002.

      During the corporation's two fiscal years ended December 31, 2001, and the subsequent interim period through May 14, 2002, the corporation did not consult with PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or with respect to the audit opinion that might be rendered on the corporation's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the corporation's proxy statement for its 2004 Annual Meeting of Shareholders must deliver the proposal in writing to the Secretary of Sun Bancorp, Inc. at its principal executive offices, 155 North 15th Street, Lewisburg, PA 17837, not later than Wednesday, December 26, 2003. If a shareholder proposal is submitted to the corporation after December 26, 2003, it is considered untimely; and, although the proposal may be considered at the annual meeting, it may not be included in the corporation's 2003 proxy statement. Any proposals should be addressed to the Secretary.

                                PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the corporation's common stock against the cumulative total return of Nasdaq and the SNL $500 to $1 billion Bank Index for the period of 5 fiscal years commencing January 1, 1998 and ending December 31, 2002. The graph shows that the cumulative investment return to shareholders, based on the assumption that a $100 investment was made on December 31, 1997, in each of the corporation's common stock, Nasdaq and the SNL $500 to $1 billion Bank Index, and that all dividends were reinvested in such securities over the past 5 years, the cumulative total return on such investment would be $84.24, $63.75, $49.30, $62.03 and $68.48, respectively. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                                [Graphic Omitted]

In the printed version of the document, a line graph appears which depicts the following plot points:

Index                      12/31/97    12/31/98    12/31/99    12/31/00   12/31/01    12/31/02
Sun Bancorp, Inc.            100.00       84.24       63.75       49.30      62.03       68.48
NASDAQ - Total US*           100.00      140.99      261.48      157.42     124.89       86.33
SNL $500M-$1B Bank Index     100.00       98.32       91.02       87.12     113.02      144.30

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003.

                                    PROPOSALS

1.    ELECTION OF THREE DIRECTORS.

      The nominees for election are:

      o     M. Mitchell Fetterolf

      o     George Logue; and

      o     Gary L. Tice.

      Each has consented to serve a three (3) year term. (See page 22 for more information.)

      If any director is unable to stand for re-election, the board may designate a substitute. The proxy holders will vote in favor of a substitute nominee. The Board of Directors has no reason to believe the three (3) nominees for Director will be unable to serve if elected.

      Cumulative voting rights do not exist with respect to the election of directors. The affirmative vote of a majority of the number of shares that constitutes a quorum for the transaction of business at the annual meeting is necessary to elect the director candidates.

2. PROPOSAL TO AMEND AND RESTATE SUN BANCORP, INC.'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO AUTHORIZE ISSUANCE OF PREFERRED STOCK.

      The Board of Directors has approved an amendment to Article Sixth of the Articles of Incorporation, which, if adopted, would increase the number of authorized shares of Sun Bancorp, Inc.'s common stock from 20,000,000 to 50,000,000 shares, authorize the corporation to issue up to 10 million shares of preferred stock and restate the corporation's Articles of Incorporation, in their entirety. The Board of Directors recommends that shareholders approve these amendments.

      At January 31, 2003, there were 7,162,799 shares of Sun's common stock issued and outstanding. Of the remaining 12,837,201 shares of authorized common stock on that date, 980,000 shares are reserved for issuance under Sun's various employee benefit plans, leaving 11,857,201 shares of common stock available for issuance. The corporation is not now authorized to issue preferred stock.

      The Board of Directors proposes Matter No. 2 because the Board believes that it is advisable to have a greater number of authorized but unissued shares of capital stock available for various corporate programs and purposes. Sun may, from time to time, consider acquisitions, stock dividends or stock splits, and public or private financings to provide the corporation with capital, which may involve the issuance of additional shares of common stock or securities convertible into common stock. Also, additional shares of common stock may be necessary to meet anticipated future obligations under Sun's dividend reinvestment and stock purchase plan and under our employee benefit plans. The Board of Directors believes that having authority to issue additional shares of capital stock will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase authorized capital.

      The proposed preferred stock is so-called "blank check" preferred stock. The Board of Directors would be authorized to determine the respective preferences, limitations and relative rights of each possible series of the preferred stock, including without limitation, voting rights, dividend rates and preferences, liquidation preferences, conversion rights and redemption rights. These rights could be senior to those of the common stock and, among other matters, could reduce the amount available for dividends on or payable upon liquidation to the common stock and/or dilute the voting power of the common stock.

      Sun has no present plan, agreement or understanding involving the issuance of its capital stock except for shares required or permitted to be issued under employee benefit plans or upon exercise of outstanding stock options. It is possible, however, that additional merger and acquisition opportunities involving the issuance of shares of capital stock may develop. It is also possible that an increase in the market price for the corporation's stock, and conditions in the capital markets generally, may make a stock dividend, a stock split or a public offering of Sun's stock desirable. Sun believes that an increase in the number of authorized shares of capital stock, including preferred stock, will enhance its ability to respond promptly to any of these opportunities.

      If Proposal No. 2 is approved, the Board of Directors will not solicit shareholder approval to issue additional authorized shares of capital stock, except to the extent that such approval may be required by law, and the shares may be issued for consideration, in cash or otherwise, at the times and in the amounts that the Board of Directors may determine. Under the rules of the National Association of Securities Dealers, Inc. applicable to Sun, shareholder approval must be obtained prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of the corporation's then outstanding shares in connection with an acquisition by Sun.

      Although the Board of Directors presently intends to employ the additional shares of common stock solely for the purposes set forth above, these shares could be used by the Board of Directors to dilute the stock ownership of persons seeking to obtain control of Sun, thereby possibly discouraging or deterring an attempt to obtain control of Sun and making removal of incumbent management more difficult. The proposal, however, is not a result of, nor does the Board of Directors have knowledge of, any effort to accumulate Sun capital stock or to obtain control of Sun by means of a merger, tender offer, solicitation in opposition to the Board of Directors or otherwise.

      The amendment of the Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000 and to provide for issuance of a class of preferred stock consists of a revision of Article Sixth of the Articles of Incorporation to provide, in its entirety, as follows:

            "A. The total authorized capital stock of the corporation shall be sixty million (60,000,000) shares, consisting of fifty million (50,000,000) shares of common stock with no nominal or par value (the "Common Stock") and ten million (10,000,000) shares of preferred stock, which may be issued in one or more classes or series, in whole or in part (the "Preferred Stock").

            B. The shares of Common Stock shall constitute a single class. The shares of Preferred Stock shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series, adopted by the Board of Directors, may provide that the shares of any class or series shall have a specified par value per share, in which event all of the shares of that class or series shall have the par value per share so specified.

            C. The authority to fix and determine, by resolution, the par value, voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions, if any, including specifically, but not limited to, dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any series of Preferred Stock (or the entire class of Preferred Stock if no shares have been issued), the number of shares constituting any series and the terms and conditions of the issue, is hereby expressly granted to and vested in the Board of Directors. Prior to the issuance of any shares of Preferred Stock, a statement setting forth the resolution or resolutions and the number of shares of Preferred Stock of each class or series shall be executed and filed in accordance with law. Unless otherwise provided in any resolution or resolutions, the number of shares of capital stock of any class or series may be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed, setting forth a statement that a specified increase or decrease has been authorized and directed by a resolution or resolutions adopted by the Board of Directors of the corporation. In case the number of shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions."

      The text of Sun's Amended and Restated Articles of Incorporation, reflecting the proposed amendments and as approved by the Board of Directors, is attached to this proxy statement as Appendix A.

      The Board of Directors does not believe that an increase in the number of authorized shares of common stock, nor the establishment of the class of preferred stock, will have a significant impact on any attempt to gain control of the corporation. It is possible, however, that the availability of authorized but unissued shares of common stock or preferred stock could discourage third parties from attempting to gain control because the Board could authorize the issuance of shares in a private placement or otherwise to one or more persons. The issuance of stock could dilute the voting power of a person attempting to acquire control of the corporation, increase the cost of acquiring control or otherwise hinder control efforts.

      The corporation's Articles of Incorporation contain certain provisions that may be viewed as having anti-takeover effects. Under these provisions, the corporation's Board of Directors is divided into three groups with approximately one-third of the members of the Board nominated for election each year. Directors may be removed only by the affirmative vote of at least 75% of the corporation's outstanding voting power, and advance notice is required from shareholders nominating a Director. In addition, the affirmative vote of 75% of the corporation's outstanding voting power may be required to approve certain business transactions (such as mergers or disposition of substantially all of its assets).

      The Board of Directors is not aware of any present threat or attempt to gain control of Sun. The amendments described in this proxy statement are not in response to any such action. These proposals are not part of a plan by the corporation to adopt a series of amendments with an anti-takeover purpose and the corporation does not currently intend to propose other measures in future proxy solicitations.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2. The affirmative vote of 66 2/3 percent of all the issued and outstanding shares entitled to vote in the election of Directors is required to approve this amendment. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting. All proxies will be voted FOR adoption of the amendment unless a shareholder specifies to the contrary on the shareholder's proxy card.

3.    RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      The Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants for the examination of its financial statements for the fiscal year ending December 31, 2003. PricewaterhouseCoopers LLP served as independent accountants for the year ended December 31, 2002.

      PricewaterhouseCoopers LLP has advised us that neither the firm nor any of its associates has any relationship with the corporation or its subsidiaries other than the usual relationship that exists between independent accountants and clients.

      We expect a representative of PricewaterhouseCoopers LLP to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 3.

4.    OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.

      The Board of Directors knows of no business other than that referred to in the accompanying Notice of Annual Meeting of Shareholders that may be presented at the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the proxy holders will vote the proxies in what they determine to be the corporation's best interests.

                                LEGAL PROCEEDINGS

      In the opinion of the management of the corporation and the bank, there are no proceedings pending that involve the corporation or the bank, which, if determined adversely to them, would have a material effect on their undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of the corporation and the bank. In addition, to management's knowledge, no government authorities have initiated, threatened to initiate, or contemplated any material legal actions against the corporation or the bank

                                  ANNUAL REPORT

      A copy of the corporation's annual report for its fiscal year ended December 31, 2002 is enclosed with this proxy statement. A representative of PricewaterhouseCoopers LLP, the independent accountants who examined the financial statements in the annual report, will attend the meeting. The representative will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate shareholder questions concerning the annual report.

                             ADDITIONAL INFORMATION

      Upon written request of any shareholder, a copy of the corporation's annual report on Form 10-K for its fiscal year ended December 31, 2002, including the financial statements, schedules and exhibits, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, may be obtained, without charge by: writing to Chief Financial Officer, Sun Bancorp, Inc., 155 North 15th Street, Lewisburg, Pennsylvania 17870 or via the Internet at www.sunbankpa.com, select Sun Bancorp, Inc., then select the Securities and Exchange Commission link, or visit the SEC's website at www.sec.gov.

                                   Appendix A

                                SUN BANCORP, INC.

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                    Article 1

      The name of the Corporation is SUN BANCORP, INC.

                                    Article 2

      The address of the principal place of business shall be 155 North 15th Street, Lewisburg, Union County, Pennsylvania.

                                   Article 3

      The purpose or purposes for which the Corporation is incorporated are: To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania. The Corporation is incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania (Act of May 5, 1933, as amended).

                                    Article 4

      The term for which the Corporation is to exist is perpetual.

                                    Article 5

      No cumulative voting for the election of Directors or with respect to any other matter shall be permitted.

                                    Article 6

      A. The total authorized capital stock of the corporation shall be sixty million (60,000,000) shares, consisting of fifty million (50,000,000) shares of common stock with no nominal or par value (the "Common Stock") and ten million (10,000,000) shares of preferred stock, which may be issued in one or more classes or series, in whole or in part (the "Preferred Stock").

      B. The shares of Common Stock shall constitute a single class. The shares of Preferred Stock shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series, adopted by the Board of Directors, may provide that the shares of any class or series shall have a specified par value per share, in which event all of the shares of that class or series shall have the par value per share so specified.

      C. The authority to fix and determine, by resolution, the par value, voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions, if any, including specifically, but not limited to, dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any series of Preferred Stock (or the entire class of Preferred Stock if no shares have been issued), the number of shares constituting any series and the terms and conditions of the issue, is hereby expressly granted to and vested in the Board of Directors. Prior to the issuance of any shares of Preferred Stock, a statement setting forth the resolution or resolutions and the number of shares of Preferred Stock of each class or series shall be executed and filed in accordance with law. Unless otherwise provided in any resolution or resolutions, the number of shares of capital stock of any class or series may be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed, setting forth a statement that a specified increase or decrease has been authorized and directed by a resolution or resolutions adopted by the Board of Directors of the corporation. In case the number of shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.

                                    Article 7

      A. The Board of Directors may, if it deems advisable, oppose a tender or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any relevant, germane or pertinent issue; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender offer or other offer for this Corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

      (i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation;

      (ii) Whether a more favorable price could be obtained for this Corporation's securities in the future;

      (iii) The social and economic effects of the offer or transaction on this Corporation and any of its subsidiaries, employees, depositors, loan and other customers, creditors, shareholders and other elements of the communities in which this Corporation and any of its subsidiaries operate or are located;

      (iv) The reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock;

      (v) The value of the securities (if any) which the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the corporation or other entity whose securities are being offered;

      (vi) The business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible effect of such conditions upon this Corporation and any of its subsidiaries and the other elements of the communities in which this Corporation and any of its subsidiaries operate or are located;

      (vii) Any antitrust or other legal and regulatory issues that are raised by the offer.

      If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the offeror corporation's securities; selling or otherwise issuing authorized or unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

      B. No merger, consolidation, liquidation or dissolution of the Corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation.

      This Article 7 shall not be amended unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation.

                                    Article 8

      A. The power and authority to make, amend and repeal these Articles of Incorporation and the By-Laws is hereby expressly vested in the Board of Directors, subject always to the power of the stockholders to change such action, provided, however, that Seventy-Five Per Cent (75%) of all of the issued and outstanding shares entitled to vote in the election of Directors shall vote in favor of making, amending or repealing these Articles of Incorporation or the By-Laws, or any portion thereof, in any manner different from that recommended by the Board of Directors. If the Board of Directors by a three-fourths (3/4) vote (or if there is a person or persons serving on the Board other than Continuing Directors, in which event this requirement shall be for three-fourths (3/4) of the Continuing Directors) recommends any making, amending or repealing of any portion or all of these Articles of Incorporation or if three-fourths (3/4) of the Board of Directors vote to amend the By-Laws, they may waive the provisions above requiring a greater percentage of stockholder vote and in such case a vote of sixty-six and two-thirds percent (66 2/3%) of all the issued and outstanding shares entitled to vote in the election of Directors shall be required in favor of taking such action. Unless any resolution to make, amend or repeal these Articles of Incorporation or by the By-Laws, in whole or in part, or any other motion, resolution, petition or other action of the stockholders is approved by Seventy-Five Per Cent (75%) or more of all of the issued and outstanding shares entitled to vote in the election of Directors and does not expressly provide to the contrary, all resolutions, petitions or actions of the stockholders may be amended, modified, expanded, contracted or terminated by the Board of Directors. In the event any of the foregoing provisions are finally judicially determined to be invalid, then the By-Laws can only be amended by the stockholders upon affirmative vote of sixty-six and two-thirds (66 2/3) of all the issued and outstanding shares of stock entitled to vote for the election of Directors.

      B. The number of Directors shall not be less than six (6) or more than twenty-five (25). The power and authority to change the number of Directors and fix a new number of Directors within not less than six (6) or more than twenty-five (25) is hereby vested in the Board of Directors; and it shall be exercised by the Board of Directors adopting an appropriate resolution. The By-Laws may provide for classification of Directors, subject to the provisions of applicable law.

                                    Article 9

      The Corporation shall, to the fullest extent permitted by applicable law, indemnify any and all persons whom it shall have power to indemnify from and against any and all expenses, liabilities or other matters for which indemnification is permitted by applicable law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be Director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such a person.

                               -------------------
                                       END
                               -------------------

AS APPROVED BY THE DIRECTORS
JANUARY 23, 2003

                                  FORM OF PROXY
                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on April 24, 2003
                                SUN BANCORP, INC.
                              155 North 15th Street
                          Lewisburg, Pennsylvania 17837

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints the Maureen M. Bufalino, George F. Keller, Louis A. Eaton, and Dennis J. Van, and each or any of them, as proxies, with full power of substitution, to represent and vote, all of the shares of Sun Bancorp, Inc.'s (the "Corporation") common stock held of record by the undersigned on March 7, 2003, at the Annual Meeting of the Shareholders to be held at the Susquehanna Valley Country Club, Hummels Wharf, Pennsylvania, on Thursday, April 24, 2003, at 10:30 a.m. prevailing time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

      THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.

      This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting, but if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Sun Bancorp, Inc.

      The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 21, 2003, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

      It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, give written notification to the secretary of the corporation and vote in person.

1. Election of three Directors to serve for a three-year term:

            Nominees:  M. Mitchell Fetterolf;
                       Gary L. Tice; and
                       George E. Logue, Jr.

      INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:

      __________________________________________________________________________

2. Approve and adopt an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock, to authorize the Corporation to issue preferred stock, and to restate the Articles of Incorporation, in their entirety.

      |_|  FOR                     |_|  AGAINST               |_|  ABSTAIN

3. Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Corporation's independent accountants for the year ending December 31, 2003.


Dated: ____________________, 2003    ___________________________________________
                                     Signature of Shareholder


                                     ___________________________________________
                                     Signature of Shareholder

Number of shares Held of Record
on March 7, 2003

      This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.